EXHIBIT 99.1
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                               News Release

                                 LANDAUER

                           For Immediate Release
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              LANDAUER, INC.  DECLARES REGULAR CASH DIVIDEND


For Further Information Contact:
      Jonathon M. Singer
      Senior Vice President, Treasurer & CFO
      708-441-8311

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GLENWOOD, ILLINOIS, AUGUST 28, 2009 - LANDAUER, INC. (NYSE: LDR) announced today that its Board of Directors declared a regular quarterly cash dividend of $0.525 per share for the fourth quarter of fiscal 2009. The dividend will be paid on October 2, 2009, to shareholders of record on September 11, 2009.




ABOUT LANDAUER

Landauer is the leading provider of analytical services to determine occupational and environmental radiation exposure. For more than 50 years, the Company has provided complete radiation dosimetry services to hospitals, medical and dental offices, universities, national laboratories, and other industries in which radiation poses a potential threat to employees. Landauer's services include the manufacture of various types of radiation detection monitors, the distribution and collection of the monitors to and from clients, and the analysis and reporting of exposure findings.




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      Landauer, Inc. 2 Science Road Glenwood, Illinois 60425-1586
        Telephone: 708.755.7000 Fax: 708.755.7011  landauerinc.com